EXHIBIT 23.2

Board of Directors
Southern Missouri Bancorp, Inc
531 Vine St.
Poplar Bluff, MO 63901

Gentlemen:

We consent to the incorporation by reference in this Registration Statement of Southern Missouri Bancorp, Inc. on Form S-8 of our report dated July 17, 2003 related to the audit of the consolidated financial statements of Southern Missouri Bancorp, Inc for the year ended June 30, 2003, which report is incorporated by reference in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004.

/s/ Kraft, Miles & Tatum, LLC
Kraft, Miles & Tatum, LLC
Poplar Bluff, MO 63901
August 2, 2005